As filed with the Securities and Exchange Commission on December 30, 2020
Registration No. 333- 227150
Registration No. 333- 206556

=====================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
Post-Effective Amendment No 1. To
Form s-8 Registration Statement No. 333 - 227150
form s-8 Registration Statement No. 333 - 206556
Under the Securities Act of 1933
_______________________________________
ENTERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	72-1229752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

639 Loyola Avenue
New Orleans, Louisiana 70113
(Address of Principal Executive Offices) (Zip Code)
________________________________________

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VI
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VII
(Full title of the plan)
________________________________________

Edna M. Chism
Assistant General Counsel
Entergy Corporation
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Entergy Corporation (the “Registrant”) is filing these Post-Effective Amendments to deregister the remaining shares of its Common Stock and Interests (as defined below) that were registered under the following registration statements (each, a “Prior Registration Statement,” and collectively, the “Prior Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

•Registration Statement on Form S-8 (File No. 333-227150), filed with the SEC on August 31, 2018, originally registering 2,300,000 shares of Common Stock, par value $0.01 per share, to be offered or sold pursuant to the Savings Plan of Entergy Corporation and Subsidiaries, Savings Plan of Entergy Corporation and Subsidiaries VI and Savings Plan of Entergy Corporation and Subsidiaries VII , of which 838,324 shares of Common Stock remain unsold as of the date hereof (the “2018 Unsold Shares”); and
•Registration Statement on Form S-8 (File No. 333-206556), filed with the SEC on August 25, 2015, originally registering 3,050,000 shares of Common Stock, par value $0.01 per share, to be offered or sold pursuant to the Savings Plan of Entergy Corporation and Subsidiaries, Savings Plan of Entergy Corporation and Subsidiaries VI and Savings Plan of Entergy Corporation and Subsidiaries VII, of which 1,002,455 shares of Common Stock remain unsold as of the date hereof (the “2015 Unsold Shares,” together with the 2018 Unsold Shares, the “Carried-Over Shares”).

Each of the Prior Registration Statements also registered an indeterminate amount of interests (the “Interests”) to be offered or sold pursuant to the Savings Plan of Entergy Corporation and Subsidiaries.

The Registrant hereby removes from registration the Carried-Over Shares and all Interests that remain unsold as of the date hereof. Contemporaneously with the filing of these Post-Effective Amendments, the Registrant is filing a new Registration Statement on Form S-8 to register the 2018 Unsold Shares and other securities issuable under the Savings Plan of Entergy Corporation and Subsidiaries, Savings Plan of Entergy Corporation and Subsidiaries VI and Savings Plan of Entergy Corporation and Subsidiaries VII, among other plans.

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments  to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 30, 2020.

ENTERGY CORPORATION

By:    /s/ Marcus V. Brown
Name:    Marcus V. Brown
Title:    Executive Vice President and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.

The Savings Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Benefits Committee, in its capacity as Plan Administrator (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on December 30, 2020.

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VI
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VII

By:    Employee Benefits Committee, as plan administrator

By:    /s/ Jennifer A. Raeder
Name:    Jennifer A. Raeder
Title:    Member, Employee Benefits Committee